Exhibit 4.3

EXECUTION VERSION

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE and THIRD AMENDMENT TO SERVICING AGREEMENT (this “Agreement”), dated as of May 22, 2008, by and among GE CAPITAL CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust (“Owner”), GE MONEY BANK, a federal savings bank organized under the laws of the United States (the “Resigning Servicer”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Successor Servicer”).

RECITALS

WHEREAS, Owner and Resigning Servicer are parties to a Servicing Agreement dated as of June 27, 2003 (as amended, the “Servicing Agreement”);

WHEREAS, the Resigning Servicer wishes to resign as Servicer under the Servicing Agreement; the Owner wishes to appoint the Successor Servicer to succeed the Resigning Servicer as Servicer under the Servicing Agreement; and the Successor Servicer wishes to accept appointment as Servicer under the Servicing Agreement; and

WHEREAS, the Owner and the Successor Servicer desire to amend the Servicing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Owner, the Resigning Servicer and the Successor Servicer agree as follows:

ARTICLE ONE

THE RESIGNING SERVICER

Section 1.               Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Servicing Agreement.

Section 2.               Resignation.  Pursuant to Section 6.1 of the Servicing Agreement, the Resigning Servicer hereby notifies the Owner that the Resigning Servicer is hereby resigning as Servicer under the Servicing Agreement.  The Owner hereby consents to the resignation of the Resigning Servicer.  Notwithstanding the resignation of the Resigning Servicer, the Resigning Servicer, at the request of Owner, shall deliver the reports and fulfill the other obligations of the Servicer described in Sections 2.8 and 2.9 of the Servicing Agreement as they relate to the period during which the Resigning Servicer was acting as Servicer.

Section 3.               Appointment.  The Owner hereby appoints the Successor Servicer as Servicer under the Servicing Agreement and confirms to the Successor Servicer all the rights, powers, trusts and duties of the Servicer under the Servicing Agreement.

Section 4.               Acceptance of Appointment.  (a)  The Successor Servicer hereby accepts its appointment as Servicer under the Servicing Agreement and agrees to perform the duties and obligations set forth therein and shall hereby be vested with all the rights, powers, trusts and duties of the Servicer under the Servicing Agreement.

                                (b)  This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Servicer may have incurred in connection with its services as Servicer under the Servicing Agreement or (ii) an assumption by Successor Servicer of any liability of Resigning Servicer arising out of a breach by Resigning Servicer of its duties under the Servicing Agreement.  This Agreement does not constitute a waiver or assignment by Resigning Servicer of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Servicing Agreement.

Section 5.               Servicing Agreement Amendment.  The Servicing Agreement is hereby amended as follows:

(a)  The reference to “GE Money Bank” where it appears in Section 2.10 of the Servicing Agreement is hereby replaced with “General Electric Capital Corporation.”

(b) The term “bank” is replaced with “corporation” where it appears in Section 3.1(a) of the Servicing Agreement.

Section 6.               Representations of Successor Servicer.  The Successor Servicer hereby represents and warrants to the Resigning Servicer and to the Owner that:

                (i)  The Successor Servicer is qualified and eligible under Section 6.2 of the Servicing Agreement to act as Servicer under the Servicing Agreement.

                (ii)  This Agreement has been duly authorized, executed and delivered on behalf of the Successor Servicer and constitutes its legal, valid and binding obligation.

Section 7.               No Proceedings.  From and after the date hereof and until the date one year plus one day following the date on which the outstanding balances of all Transferred Receivables have been reduced to zero, the Successor Servicer shall not, directly or indirectly, institute or cause to be instituted against the Owner a case under any Debtor Relief Law; provided that the foregoing shall not in any way limit the Successor Servicer’s right to pursue any other creditor rights or remedies that the Successor Servicer may have under any applicable law.

Section 8.               Notices.  For the purposes of Section 8.1 of the Servicing Agreement, all notices, whether faxed or mailed, will be deemed received as provided in Section 8.1 of the Servicing Agreement when sent pursuant to the following instructions:

                TO THE RESIGNING SERVICER:

GE Money Bank

4246 South Riverboat Road

Salt Lake City, Utah 84123

Attn: President

                TO THE SUCCESSOR SERVICER:

General Electric Capital Corporation

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

                TO THE OWNER:

GE Capital Credit Card Master Note Trust

101 Barclay Street, Floor 8 West (ABS Unit)
New York, New York 10286

Attn:  Asset Backed Securities

With a copy to:

General Electric Capital Corporation

777 Long Ridge Road, Building B, 3rd Floor
Stamford, Connecticut 06927

Section 9.               Limitation of Liability of the Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by BNYM (Delaware), not in its individual capacity but solely in its capacity as Trustee of the Owner, and in no event shall BNYM (Delaware), in its individual capacity, or any beneficial owner of the Owner have any liability for the representations, warranties, covenants, agreements or other obligations of the Owner hereunder, as to all of which recourse shall be had solely to the assets of the Owner.  For all purposes of this Agreement, in the performance of any duties or obligations of the Owner thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement, including Article VII.

Section 10.             Miscellaneous.  (a)  This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written.

                                (b)  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                (c)  This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature pages follow.]

                                IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance and Third Amendment to Servicing Agreement to be duly executed as of the day and year first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By:	BNYM (Delaware), not in its individual capacity, but solely on behalf of the Owner

By:	/s/ James Ambagis
	Name:	James Ambagis
	Title:	Assistant Vice President

GE MONEY BANK, as Resigning Servicer

By:	/s/ Brent P. Wallace
	Name:	Brent P. Wallace
	Title:	President and Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Successor Servicer

By:	/s/ Robert C. Green
	Name:	Robert C. Green
	Title:	Vice President